Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David Gershon, Chairman of the Board and Chief Executive Officer of Finnovate Acquisition Corp. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 12, 2022

/s/ David Gershon
David Gershon
Chairman and Chief Executive Officer
(Principal Executive Officer)